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                                                                    Exhibit 10.4

                    THIRD AMENDMENT TO STOCKHOLDER AGREEMENT

         This Third Amendment (the "Third Amendment") to the Stockholder Agreement dated July 25, 2000 (together with the First and Second Amendments thereto, the "Stockholder Agreement"), by and among Genencor International, Inc. ("Company"), Eastman Chemical Company (together with its applicable affiliates "Eastman"), and Danisco A/S (together with its applicable affiliates "Danisco") is dated as of the 2nd day of April, 2003 and the provisions of this Third Amendment shall be effective as of the date set forth herein.

                                    RECITALS

         The Parties may desire to decrease the total members of directors on the Board of Directors of the Company without otherwise disturbing the rights of the Parties currently enjoyed under the Stockholder Agreement. Therefore, the Parties have agreed to enter into this Third Amendment to achieve the foregoing objectives.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and covenants set forth in this Third Amendment and the Stockholder Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Stockholder Agreement as follows:

     1. The text of Sections 4.1 and 4.3 of the Stockholder Agreement shall be deleted in their entirety and replaced by the following text:

                  4.1 Board Composition. The Stockholders and the Company shall take all actions necessary to cause the Board of Directors to be comprised of ten (10) members, three of whom shall be designees of Eastman (the "Eastman Designees"), three of whom shall be designees of Danisco (the "Danisco Designees," and together with the Eastman Designees, the "Stockholder Designees"), one of whom shall be the Chief Executive Officer of the Company (the "CEO"), and three of whom shall be persons who are not otherwise affiliates (as defined under the Securities Act and the regulations thereunder) of the Company, Eastman or Danisco (the "Independent Directors").

                  4.3 Voting and Other Actions. The Company and the Stockholders agree to take such actions as are necessary to effectuate the provisions of Sections
                           4.1 and 4.2 with respect to all subsequent elections and appointments of members of the Board. Without limiting the foregoing, the authorized number of members of the Board of Directors shall be no greater than 10 without a further amendment of this agreement in accordance with the provisions of this Agreement. In addition the Company and Stockholders shall also take such other action as is necessary to ensure that the composition of the Board of Directors is in compliance with the requirements of the Nasdaq National Market.

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     2.    Except as expressly amended hereby, the provisions of the Stockholder
           Agreement remain unchanged and in full force and effect and this Third Amendment does not and shall not be deemed to waive, modify or amend any other provision or terms of the Stockholder Agreement.

         IN WITNESS WHEREOF, the Parties' authorized representatives have executed this Third Amendment as of the day and year first above written.

GENENCOR INTERNATIONAL, INC.

By: /s/ Stuart L. Melton
    --------------------
Its: SVP, General Counsel

EASTMAN CHEMICAL COMPANY      DANISCO A/S
(On behalf of itself and      (On behalf of itself and its affiliates)
its affiliates)

By: /s/ James P. Rogers       By: /s/ Alf Duch-Pedersen/Soren Bjerre-Nielsen
    -------------------           ------------------------------------------
Its: SVP & CFO                Its: CEO                        CFO